Exhibit 3.1

ARTICLES OF ENTITY CONVERSION
CLECO CORPORATION
(A Louisiana Corporation)
into
CLECO CORPORATE HOLDINGS LLC
(A Louisiana Limited Liability Company)

1.	The name of the converting entity, a Louisiana corporation, is Cleco Corporation. The name of the converted entity will be Cleco Corporate Holdings LLC.

2.	The resulting converted entity will be a limited liability company governed by Louisiana Revised Statutes Title 12, Chapter 22.

3.	The converting entity is continuing its existence in the form of the converted entity.

4.	The plan of entity conversion was duly approved by the sole shareholder in the manner required by R.S. 12:1-953A and the Articles of Incorporation.

5.	The Articles of Organization of the converted entity are as follows:

(a)	The name of the limited liability company is Cleco Corporate Holdings LLC (the (“Company”).

(b)
The limited liability company is formed for the purpose of engaging in any lawful activity for which limited liability companies may be formed under Chapter 22, Title 12, of the Louisiana Revised Statutes.

(c)	The period of duration is perpetual.

(d)
The business of the Company shall be managed by or under the authority of one or more Managers (the “Managers”), who shall operate as and have all of the powers of “managers” under the LLC Law. The powers and duties of the Managers shall be as set forth in a written Operating Agreement for the Company (the “Operating Agreement”). The Managers may, but need not, be Members of the Company. The Managers may also appoint various individuals to serve as officers of the Company, as set forth in the Operating Agreement.

(e)
Each of the Managers is authorized to act as the certifying official pursuant to La. R.S. 12:1305(C)(5) (the “Certifying Official”) to certify the membership of any Member of the Company, the authenticity of any Company records, or the authority of any person to act on behalf of the Company, including (but not limited to) the authority to take actions referenced in La. R.S. 12:1318(B). The Certifying Official shall be the official custodian of the records of the Company, and shall have authority to certify on behalf of the Company including (but not limited to) the following: its continued existence, the name and signature of any Member or

Manager, and the accuracy of extracts from or copies of records of the Company, including (without limitation) these Articles of Organization, any written consents that may be required for executory process pursuant to La. R.S. 13:4103.1, and the minute books of the Company.

By:	/s/ Darren Olagues
Name: Darren Olagues
Title: President

4/8/2016
Date

Sworn to and subscribed before me this 8th day of April, 2016.

/s/ Jill M. Kelone
Notary Public

Print Name:	Jill M. Kelone

My commission expires:	upon death

ARTICLES OF ENTITY CONVERSION SIGNATURE PAGE

INITIAL REPORT
FOR
CLECO CORPORATE HOLDINGS LLC
1.    The name of this limited liability company is CLECO CORPORATE HOLDINGS LLC (the “Company”).
2.    The location and municipal address of the Company’s registered office is:
2030 Donahue Ferry Road
Pineville, Louisiana 71360
3.    The full name and municipal address of the Company’s registered agents are:
Michael W. Joseph
2030 Donahue Ferry Road
Pineville, Louisiana 71360
AND
Mark D. Pearce
2030 Donahue Ferry Road
Pineville, Louisiana 71360

4.	The name and municipal address of the Company’s initial Manager is:

Christopher Leslie, ℅ Cleco Corporate Holdings LLC, 125 West 55th Street, 15th Floor New York, NY 10019
Andrew Chapman, ℅ Cleco Corporate Holdings LLC, 125 West 55th Street, 15th Floor New York, NY 10019
Mark Fay, ℅ Cleco Corporate Holdings LLC, 125 West 55th Street, 15th Floor New York, NY 10019
Lincoln Webb, ℅ Cleco Corporate Holdings LLC, 125 West 55th Street, 15th Floor New York, NY 10019
Richard Dinneny, ℅ Cleco Corporate Holdings LLC, 125 West 55th Street, 15th Floor New York, NY 10019
Steve Turner, ℅ Cleco Corporate Holdings LLC, 125 West 55th Street, 15th Floor New York, NY 10019
Recep Kendircioglu, ℅ Cleco Corporate Holdings LLC, 125 West 55th Street, 15th Floor New York, NY 10019
Darren Olagues, ℅ Cleco Corporate Holdings LLC, 125 West 55th Street, 15th Floor New York, NY 10019
Executed on April 8, 2016.

By:	/s/ Darren Olagues
Name:	Darren Olagues
Title:	Chief Executive Officer

INITIAL REPORT OF CLECO CORPORATE HOLDINGS LLC

AGENT AFFIDAVIT AND ACKNOWLEDGMENT OF ACCEPTANCE
I, Michael W. Joseph, hereby acknowledge and accept the appointment of Registered Agent for and on behalf of CLECO CORPORATE HOLDINGS LLC.

/s/ Michael W. Joseph
Name: Michael W. Joseph

SWORN TO AND SUBSCRIBED BEFORE ME
ON April 8 , 2016.
/s/ Jill M. Kelone
NOTARY PUBLIC
NOTARIAL ID./BAR NO. 28372
My commission is issued for life.

REGISTERED AGENT AFFIDAVIT AND ACCEPTANCE FOR CLECO CORPORATE HOLDINGS LLC

AGENT AFFIDAVIT AND ACKNOWLEDGMENT OF ACCEPTANCE
I, Mark D. Pearce, hereby acknowledge and accept the appointment of Registered Agent for and on behalf of CLECO CORPORATE HOLDINGS LLC.

/s/ Mark D. Pearce
Name: Mark D. Pearce

SWORN TO AND SUBSCRIBED BEFORE ME
ON April 8 , 2016.
/s/ Jill M. Kelone
NOTARY PUBLIC
NOTARIAL ID./BAR NO. 28372
My commission is issued for life.

REGISTERED AGENT AFFIDAVIT AND ACCEPTANCE FOR CLECO CORPORATE HOLDINGS LLC